UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida		33025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on February 21, 2025, HCW Biologics Inc. (the “Company,”, “we,” “us,” or “our”) and Square Gate Capital Master Fund, LLC- Series 4 (the “Investor”) entered into an Equity Purchase Agreement (the “ELOC EPA”) pursuant to which the Company has the right, but not the obligation, to sell to the Investor, and the Investor will have the obligation to purchase from the Company, up to $20,000,000 (the “Maximum Commitment Amount”) worth of the Company’s shares of common stock, at the Company’s sole discretion, over the 36-month period following its effective date (the “Put Shares”), subject to certain conditions precedent and other limitations. On August 14, 2025, the Company and the Investor entered into a First Amendment to the ELOC EPA (the “First Amendment”) to provide a mechanism for submission by the Company and acceptance by the Investor of Put Notices under the ELOC EPA pursuant to which the Investor and the Company may agree to and execute multiple purchases and sales of Put Shares on the same trading day. Under the First Amendment, among other things, the purchase price of the intraday Put Shares will be the lowest traded price during a specified shortened valuation time period. The foregoing summary of certain terms of the ELOC EPA and the First Amendment does not purport to be complete.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Equity Purchase Agreement, dated August 14, 2025, between the Company and Square Gate Capital Master Fund, LLC- Series 4
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	August 15, 2025	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer